Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation (investors) 480-606-3337 Jeff Stanlis, Hayden Communications (media) 480-510-7228
For Immediate Release
RURAL/METRO TO HOST CONFERENCE CALL TO DISCUSS RESULTS FOR FIRST
QUARTER FISCAL 2008 AND FOURTH QUARTER/FISCAL 2007 YEAR-END
SCOTTSDALE, Ariz. (Nov. 9, 2007) — Rural/Metro Corporation (Nasdaq: RURL) announced it will release results for the fiscal 2008 first quarter ended September 30, 2007 and fiscal 2007 fourth quarter and 12 months ended June 30, 2007 before the opening of markets on November 14, 2007. In conjunction, the Company will host a conference call and webcast to discuss these results beginning at 9 a.m. (Pacific)/ 11 a.m. (Eastern).
Also on that day, the Company expects to file with the Securities and Exchange Commission (“SEC”) its annual report on Form 10-K for the fiscal year ended June 30, 2007 and amended quarterly reports on Form 10-Q/A for the quarters ended September 30, 2006, December 31, 2006, and March 31, 2007. These amended reports will include restated consolidated financial information for the interim periods and the fiscal year ended June 30, 2006.
The Company today requested an extension to file its quarterly report on Form 10-Q for the first quarter ended September 30, 2007, so that it may complete the above-referenced documents and submit all filings to the SEC on November 14, 2007.
Individuals wishing to join the Company’s conference call should dial (888) 819-8015 (domestic) or (913) 981-5519 (international). For interested individuals unable to join the call, a replay will be available until midnight (Eastern) November 15, 2007. To access the replay, dial (888) 203-1112 (domestic) or (719) 457-0820 (international). The required pass code to access the replay is 3642507. A live audio webcast also will be made available at www.ruralmetro.com, with a replay available for 90 days following the call.
Rural/Metro Corporation is a leading provider of emergency and non-emergency ambulance services, and private fire protection services in 23 states and approximately 400 communities throughout the United States. For more information, visit the company’s web site at www.ruralmetro.com.
(RURL/F)
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